Exhibit (e)(ii)

                            SYNDICATED CAPITAL, INC.
                                 SALES AGREEMENT

From:      ____________________________

CRD#       ____________________________

Address:   ____________________________

           ____________________________

Contact:   ____________________________

E-mail:    ____________________________

To:        Syndicated Capital, Inc.
           1299 Ocean Ave., Suite 210
           Santa Monica, CA 90401

Gentlemen:

          We desire to enter into an agreement with you for the sale and distribution of the shares of each open-end investment company (or class or series thereof having a separate portfolio) for which you act as principal underwriter. Each such investment company (or such a class or series) is hereafter referred to as a "Fund". A list of the Funds at the present time is attached hereto as Appendix A. Upon acceptance of the Agreement by you, we understand that we may offer and sell shares of each of the Funds (whether or not listed in Appendix A), subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend and terminate the sale of the shares of any one or more of the Funds.

          1. We understand that the shares of each Fund will be offered and sold at the current offering price in effect at the time an order for such shares is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion, and, if accepted, each purchase will be deemed to have been consummated at your office.

          2. We certify that (a) we are a member in good standing of the National Association of Security Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or (b) we are a foreign dealer not eligible for membership in the NASD. In either case, we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD that are binding upon underwriting and dealers in the distribution of securities of open-end investment companies, including, without limitation, NASD Rule 2830, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will sell or offer for sale shares of each Fund in those states or jurisdictions whose laws permit the sales in question, whether or not such permission is dependent on registration or qualification of a Fund or its shares under such law.

          3. We will offer and sell the shares of each Fund only in accordance with the terms and conditions set forth in the then current Prospectus relating to that Fund (which term "Prospectus" used herein shall include any related Statement of Additional Information), and we will make no representations not included in said Prospectus or in any supplemental sales material authorized and supplied by you. We will use our best efforts in the development and promotion of sales of shares of each Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by or associated with us, in order that such shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules, and regulations. We agree to hold you and/or each Fund harmless and indemnify you and/or each Fund in the event that we, or any of our sales representatives should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to you and or any of the Funds; and in the event that you and/or any Fund determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you and/or that Fund any commission previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

          4. We understand and agree that the sales charge and dealer commission relative to any sales of shares of a Fund made by us will be in an amount as set forth in the then current Prospectus relating to that Fund or in separate written notice to us.

          5. Payment for purchases of shares of each Fund made by wire order from us shall be made to you or for your account and received by you within three business days after the acceptance of our order or such shorter time as may be

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required by law. If such payment is not received by you, we understand that you reserve the right, without notice, to cancel the sale, or, at your option, to sell the shares ordered by us back to the applicable Fund, in which latter case we may be held responsible for any loss, including loss of profit, suffered by you and/or that Fund resulting from our failure to make the aforesaid payment. Where sales of the shares of any of the Funds are contingent upon the receipt of payment thereof, we will forward promptly to you any purchase orders and/or payments received by us from investors.

          6. We agree to purchase shares only from you or from our customers. If we purchase shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase shares from our customers, we agree to pay such customers not less than the redemption price as established by the then applicable current Prospectus.

          7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then applicable current Prospectus.

          8. We understand and agree that if any shares sold by us under the terms of this Agreement are redeemed by a Fund or are repurchased by you as agent for that Fund or are tendered to that Fund for redemption within seven business days after the confirmation to us of our purchase order for such shares, we will promptly refund to you the full amount of the commission allowed to us on the original sale.

          9. Your obligations to us under this Agreement are subject to all the provisions of any agreement entered into between you and the applicable Fund (or investment company of which a Fund is a class or series). We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent or employee of any Fund.

          10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty days after the date of mailing to you. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of shares of any of the Funds, or to withdraw entirely the offering of shares of any of the Funds, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or federal laws or rules or regulations of authorized regulatory agencies will terminate this agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the address listed hereon, unless changed by notice given in accordance with this Agreement.

          11. This Agreement shall become effective as of the date it is executed and dated by you below. This Agreement may not be assigned or transferred; provided, however that you may assign or transfer this Agreement to any successor firm or corporation which becomes the principal underwriter or distributor of any of the Funds.

          This Agreement is to be governed by and construed in accordance with the laws of the State of California.

Date________________________                       _____________________________
                                                       (Name of Dealer Firm)
Agreed to and Accepted by:
SYNDICATED CAPITAL, INC.                           By___________________________
                                                       (Authorized Signature)

By__________________________                       _____________________________
  (Authorized Signature)                               (Name and Title)


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                            SYNDICATED CAPITAL, INC.
                             DISTRIBUTION AGREEMENT

          This agreement is entered into by and between Syndicated Capital, Inc. (The "Distributor") and the undersigned (the "Qualified Recipient") as of ____________________, 200___.

          WHEREAS, the Distributor is the principal underwriter of certain open-end investment companies (or classes or series thereof having separate portfolios); each such investment company (or such a class or series) is hereafter referred to as a "Fund"; and

          WHEREAS, each Fund has adopted a Distributor Plan (the "Plan") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, the Plan being described in the Fund's Statement of Additional Information; and

          WHEREAS, the Plan authorizes the Distributor to enter into agreements such as this Agreement with Qualified Recipients (as that term is defined in the Plan) selected by the Distributor, and the Qualified Recipient has been so selected; and

          WHEREAS, the Plan authorizes the Distributor to make Permitted Payments (as defined in the Plan) at a rate specified in an agreement such as this Agreement based on the average value of the Qualified Holdings (as defined in the Plan) of the Qualified Recipient (such rate being hereinafter referred to as the "Qualified Holdings Rate"); and

          WHEREAS, this Agreement is a "related agreement" as that form is used in the Rule and is subject to all of the provisions of the Rule as to such agreements;

          NOW, THEREFORE, the Distributor and the Qualified Recipient agree as follows: 1. If so specified in Appendix B to this Agreement, the Qualified Recipient shall be entitled to Permitted Payments to be paid by the Distributor at the annual Qualified Holdings Rate set forth in such Appendix after the end of each calendar quarter (pro-rated for any portion of a calendar quarter during which this Agreement is in effect for less than the full quarter); it is understood and agreed that the Plan authorizes the Distributor to make final and binding determinations as to a number of matters, including whether or not any Fund shares are to be considered as Qualified Holdings of any particular Qualified Recipient and what fund shares, if any, are to be attributed to a partial Qualified Recipient, to a different Qualified Recipient or to no Qualified Recipient.

          2. The Distributor shall have the right at any time and from time to time on written notice to the Qualified Recipient to amend Appendix B to this Agreement or to substitute a new Appendix B, such amendment or substitution to be effective on receipt by the Qualified Recipient of such written notice or on such later date as is set forth in such notice. Such written notice need not be in the form of a formal amendment to or substitution for this Agreement and/or Appendix B but may be in the form of a letter or other written communications. Each such notice shall upon effectiveness be deemed a part of this Agreement.

          3. If, as permitted by the Plan, a majority of each Fund's Qualified Trustees (as defined in the Plan) decrease or limit the amount payable under this Agreement, such decrease or limit shall be effective upon such action by such Qualified Trustees (unless such action contemplates a later effectiveness for such decrease or limit); the Distributor will notify the Qualified Recipient of such action as soon as practicable.

          4. This agreement shall go into effect with respect to each Fund on the later of the date set forth above or the date on which it is approved by a vote of the Fund's Board of Trustees and of the Qualified Trustees cast in person at a meeting called for the purpose of voting on this Agreement and shall continue in effect (unless terminated) until the December 31st next succeeding such effective date and will continue thereafter only if such continuance is specifically approved at least annually in the manner heretofore specified for initial approval. This Agreement will terminate automatically in the event of its assignment (as that term is used in the Rule) or if the Plan is terminated. This Agreement with respect to any Fund may also be terminated at any time, without the payment of any penalty, on sixty (60) days written notice to the Qualified Recipient by vote of a majority (as that term is used in the Rule) of the outstanding voting securities of that Fund.

          IN WITNESS WHEREOF, this Agreement is executed as of the date noted herein.

___________________________________               SYNDICATED CAPITAL, INC.
       (Qualified Recipient)
___________________________________                By___________________________
       (Authorized Signature & Title)             (Authorized Signature)


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                                   APPENDIX A

The Funds referred to in the foregoing Sales Agreement and Distribution Plan Agreement are:

         Monterey Mutual Funds:
              1. OCM Gold Fund (MNTGX)
              2. PIA Equity Fund (MNTEX)
              3. Monterey PIA Short-Term Government Fund (MNTSX)
              4. Monterey PIA Total Return Bond Fund (MNTTX)


It is understood that this list may be revised at any time.

                                              ______________________



                                   APPENDIX B

To Distribution Plan Agreement between Syndicated Capital, Inc. and the Qualified Recipient.

The Qualified Recipient shall be entitled to Permitted Payments at the following annual Qualified Holdings Rates.

         Monterey Mutual Fund
              OCM Gold Series                                 0.75%
              PIA Equity Series                               0.50%
              PIA Short-Term Government Bond Fund             0.10%
              PIA Total Return Bond Fund                      0.10%


          Each quarterly Permitted Payment shall (unless pro-rated as provided in the Agreement) be computed by multiplying the average value during the quarter of the Qualified Holdings of the Qualified Recipient by one-fourth of the annual Qualified Holdings set forth above.



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